Exhibit (a)(5)(I)

AMENDMENT no. 2 TO THE

TENDER OFFER SUPPORT AGREEMENT

This AMENDMENT NO. 2 TO THE TENDER OFFER SUPPORT AGREEMENT (the “Second Amendment”) is made and entered into as of July 2, 2021, between IG4 Capital Infrastructure Investments LP, an investment fund organized under the laws of Scotland (indistinctively, “IG4 Capital” or the “Offeror”), and the Shareholders GH Holding Group Corp., Bamas International Investment Corp., Bethel Enterprises Inc., Hernando Alejandro Constancio Graña Acuña, Mario Germán Óscar Alvarado Pflucker, Francisco Javier Dulanto Swayne, Hugo Rangel Zavala, Alfonso Gálvez Rubio, Ruth Alvarado Pflucker, Elisa Alvarado Pflucker, Gonzalo Alvarado Pflucker and Claudia Gutierrez Benavides (each, indistinctively, a “Seller”, and collectively, the “Sellers”).

The Offeror and the Shareholders are sometimes referred hereto individually as “Party” and collectively as “Parties”.

WITNESSETH:

WHEREAS, on August 24, 2020, the Parties executed a Tender Offer Support Agreement (the “Agreement”);

WHEAREAS, on June 3, 2021, the Parties executed an Amendment No. 1 to the Agreement (the “First Amendment”);

WHEREAS, the Parties desire to partially amend the Agreement, in order to partially modify Section 1.1. of the Agreement, replace Annex A of the Agreement, include a new Annex K to the Agreement, and replace Schedule 3.3 of the Agreement, as set forth in Article I of this Second Amendment;

NOW, THEREFORE, in consideration of the foregoing, the Parties have agreed to amend and restate the Agreement as follows:

ARTICLE I
AMENDMENTS

Section 1.1 Definitions. By means of this Second Amendment, the Parties hereby agree to amend the Agreement by including the definition of “MA Supplementary Agreement” and replacing the definition of “Supplementary Agreements” in Section 1.1 of the Agreement, as follows:

““MA Supplementary Agreement” means the supplementary agreement to be entered into on July 2, 2021 by the Offeror and Mr. Mario Germán Óscar Alvarado Pflucker, setting forth the terms and conditions for (i) the entry into a syndication agreement between the Offeror and Mr. Mario Germán Óscar Alvarado Pflucker, and (ii) the future transfer to the Trust of Mario Germán Óscar Alvarado Pflucker’ Shares, substantially in the form of Annex K.”

1

““Supplementary Agreements” means, jointly, the GH Supplementary Agreement, the HG Supplementary Agreement and the MA Supplementary Agreement.”

Section 1.2 Annex A. By means of this Second Amendment, the Parties hereby agree to amend the Agreement by replacing Annex A of the Agreement in its entirety, with Annex A hereto.

Section 1.3 Annex K. By means of this Second Amendment, the Parties hereby agree to amend the Agreement by including a new Annex K to the Agreement, with Annex B hereto.

Section 1.4 Schedule 3.3. By means of this Second Amendment, the Parties hereby agree to amend the Agreement by replacing Schedule 3.3 of the Agreement in its entirety, with Annex C hereto.

ARTICLE II
OTHER PROVISIONS

Section 2.1 No Further Amendments. The Agreement is amended only to the extent expressly provided in Article I above and the Parties therefore hereby ratify the Agreement in its entirety as amended hereby. This Second Amendment, together with the Agreement and the First Amendment, represent the complete understanding among the Parties with respect to the subject matter hereof.

Section 2.2 Certain Definitions. For purposes of this Second Amendment, all terms not specifically defined in this Second Amendment will have the meaning set forth in the Agreement, as amended.

Section 2.3 Applicable Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the Republic of Peru, and any Dispute related to this Second Amendment shall be resolved in accordance to Section 8.10 of the Agreement.

[Signature pages follow]

2

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By:  /s/ Gustavo Buffara

Name: Gustavo Buffara

Title: Authorized Person

By: /s/ Pablo Kühlenthal

Name: Pablo Kühlenthal

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By: /s/ Roberto Mac Lean

Name: Roberto Mac Lean

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

GH HOLDING GROUP CORP.

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

BAMAS INTERNATIONAL INVESTMENT CORP.

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

BETHEL ENTERPRISES INC.

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

HERNANDO ALEJANDRO CONSTANCIO GRAÑA ACUÑA

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

ROSANNA TORI DEVOTO

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

MARIO GERMÁN ÓSCAR ALVARADO PFLUCKER

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

FRANCISCO JAVIER DULANTO SWAYNE

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

MARTHA ELIANA CARBAJAL GABRIELLI DE DULANTO

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

HUGO RANGEL ZAVALA

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

MARIA NELLY GARFIAS CABADA DE RANGEL

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

ALFONSO GALVEZ RUBIO

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

SUSANA VIOLETA VARGAS MONTOYA DE GALVEZ

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

RUTH ALVARADO PFLUCKER

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

ELISA ALVARADO PFLUCKER

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

EDUARDO LUIS ROE BATTISTINI

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

GONZALO ALVARADO PFLUCKER

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

MARÍA ÚRSULA CAMINO LINARES

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

CLAUDIA GUTIERREZ BENAVIDES

By: /s/ Carlos Enrique Arata Delgado

Name: Carlos Enrique Arata Delgado

Title: Authorized Person

Annex A

Annex A

List of shareholders and distribution of the Shares

Shareholder	Total Amount of Shares subject to the TOSA (2) (3)+(4)+(5)	Shares to be tendered in the OPA (3)	Shares to be transferred to the Trust (4)	Syndication Agreements (5)
GH Holding Group Corp.	117,527,103	56,177,955	0	61,349,148
Bamas International Investment Corp.	1,802,001	1,802,001	0	0
Bethel Enterprises Inc.	33,785,285	16,892,643	16,892,642	0
Graña Acuña, Hernando Alejandro Constancio	15,531,208	0	0	15,531,208
Alvarado Pflucker, Mario Germán Óscar	10,077,855	0	0	10,077,855
Dulanto Swayne, Francisco Javier	8,450,000	4,225,000	4,225,000	0
Rangel Zavala, Hugo	6,055,126	2,422,050	3,633,076	0
Gálvez Rubio, Alfonso	394,966	157,986	236,980	0
Alvarado Pflucker, Ruth	402,345	402,345	0	0
Alvarado Pflucker, Elisa	402,345	402,345	0	0
Alvarado Pflucker, Gonzalo	402,345	402,345	0	0
Gutierrez Benavides, Claudia	10,000,000	10,000,000	0	0
Total	204,830,579	92,884,670	24,987,698	86,958,211

As of the date hereof such Shares represent with respect to all the shares issued by the Company:

Total Shares	Shares to be tendered in the OPA	Shares to be transferred to the Trust
871,917,855	Approximately 10.65%	Approximately 2.87%

Annex B

Annex K

MA Supplementary Agreement

This SUPPLEMENTARY AGREEMENT (the “Supplementary Agreement”) is made and entered into as of July 2, 2021, between IG4 Capital Infrastructure Investments LP, an investment fund organized under the laws of Scotland (the “Offeror”), and Mario Germán Óscar Alvarado Pflucker (“Mr. Alvarado”).

Reference is made to the Tender Offer Support Agreement dated August 24, 2020 (as amended, supplemented, or otherwise modified) (the “TOSA”) entered into by and among the Offeror and the Shareholders listed in Annex A of the TOSA (together, the “Sellers”), which includes Mr. Alvarado; and the Trust Agreement (Contrato de Fideicomiso en Garantía) dated June 3, 2021 (as amended, supplemented, or otherwise modified), entered into by and among some of the abovementioned parties (the “Trust Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the TOSA or the Trust Agreement, as applicable.

By means of this Supplementary Agreement, and in connection with the TOSA and the Trust Agreement, the Offeror and Mr. Alvarado have agreed the conditions for a post-Settlement Date formalization of the hereby executed transfer of 10’077,855 Outstanding G&MSAA Shares, legally and beneficially owned by Mr. Alvarado (the “MA Shares”), to the Trust in the form detailed in this Supplementary Agreement.

In connection thereto, this Supplementary Agreement shall be subject to the following terms and conditions:

1.	Representations

(i)	As of the date hereof, Mr. Alvarado is the registered owner of the MA Shares, holding good and valid title of the MA Shares, except for the seizure (embargo e inhibición) of the MA Shares, recorded by the Peruvian Public Prosecutor (Fiscalía) and the Attorney General (Procuraduría) (the “Encumbered MA Shares”).

(ii)	Except as set forth in Section 1(i) above, there is no Action pending or, to the Knowledge of Mr. Alvarado, threatened by or against him, in such capacity, which challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Documents.

(iii)	Except as set forth Sections 1(i) and (ii) above, Mr. Alvarado is not, and none of his assets or properties are, subject to any Governmental Order (nor to the Knowledge of Mr. Alvarado, are there any such Governmental Orders threatened to be imposed by any Governmental Entity), which could affect the legality, validity or enforceability of the Transaction Documents or the consummation of the transactions contemplated in the TOSA.

(iv)	Mr. Alvarado hereby reaffirms and ratifies all other representation and warranties set forth in Article III of the TOSA.

2.	Syndication Agreement

(i)	On the execution date of this Supplementary Agreement, Mr. Alvarado and the Offeror shall execute a share syndication agreement regarding the Encumbered MA Shares (the “Syndication Agreement”), in the form attached as Annex A of this Supplementary Agreement.

(ii)	The terms and conditions set forth in the TOSA and in the Trust Agreement shall be as applicable to the Syndication Agreement, accordingly.

(iii)	The term of the Syndication Agreement shall be as stated in Section 2.2 of the Syndication Agreement.

3.	Encumbered MA Shares

(i)	Upon the cancellation of the seizure over the Encumbered MA Shares, then Mr. Alvarado shall, pursuant to the procedure mentioned in Section 3(ii) below, transfer the MA Shares to the Trust under the terms and conditions set forth in the TOSA and the Trust Agreement and the Offeror shall act according to Section 2.2(b) of the TOSA, as applicable.

(ii)	The possibility to transfer such MA Shares to the Trust shall be (i) offered and made available by the Offeror to all shareholders of the Company in the same terms and conditions as those described in Section 3(i) above, and will be conducted in accordance with applicable Laws in the Republic of Peru and the United States of America; and (ii) conditioned to the SMV not considering that such transfers would trigger the Offeror’s obligation to launch an “OPA posterior” under the OPA Regulations for exceeding the 25% threshold, in which case Mr. Alvarado and the Offeror shall make their best efforts to agree on the best structure for the payment of the Political Rights Consideration for the MA Shares subject to the Syndication Agreement in accordance with applicable Laws.

4.	Miscellaneous

The parties hereby recognize that this Supplementary Agreement complements the TOSA and the Trust Agreement, as applicable. The TOSA and the Trust Agreement shall prevail in case of any conflict among the provisions of this Supplementary Agreement and the TOSA and the Trust Agreement.

IN WITNESS WHEREOF, each of the Offeror and Mr. Alvarado has caused this Supplementary Agreement to be executed by its respective officers thereunto duly authorized.

[Signature page below]

Signature page of the SUPPLEMENTARY AGREEMENT dated as of July 2, 2021, by and among the Offeror and Mr. Alvarado

IG4 Capital Infrastructure Investments LP

By: ________________________________

Name: Roberto Mac Lean

Title: Authorized Person

Signature page of the SUPPLEMENTARY AGREEMENT dated as of July 2, 2021, by and among the Offeror, and Mr. Alvarado

Mario Germán Óscar Alvarado Pflucker:

By: ________________________________

Annex A

Syndication Agreement

SYNDICATION AGREEMENT

This SYNDICATION AGREEMENT (the “Agreement”) is entered into as of July 2, 2021, by and among IG4 Capital Infrastructure Investments LP, an entity incorporated and validly existing under the laws of Scotland (“IG4 Capital”); and Mario Germán Óscar Alvarado Pflucker (the “Shareholder”).

In addition to the terms defined elsewhere herein, when used herein capitalized terms will have the meanings indicated in Schedule A.

ARTICLE I
CERTAIN AGREEMENTS AND UNDERTAKINGS

Section 1.1 Syndication of Common Shares.

The Shareholder agrees to vote his Common Shares in the General Shareholders’ Meeting on every matter in the same way as IG4 Capital. For such purposes, at least five (5) Business Days prior to a General Shareholders’ Meeting, IG4 Capital shall communicate in writing to the Shareholder the sense of IG4 Capital’s votes in the General Shareholders’ Meeting. In addition, at least two (2) Business Days prior to the General Shareholders’ Meeting, the Shareholder shall provide to IG4 Capital a copy of the proxy or proxies delivered to the Company whereby the attorney-in-fact entitled to represent the Shareholder in such General Shareholders’ Meeting has been instructed to vote accordingly.

ARTICLE II
EFFECTIVE DATE; TERMINATION

Section 2.1 Effective Date. This Agreement shall become effective and the Shareholder agrees to act in accordance to Section 1.1 from the execution date of this Agreement. Therefore, it is expressly agreed that, as of the date of this Agreement, all rights and obligations of the Offeror and the Shareholder to act in accordance with the Agreement are effective and enforceable and not subject to any further condition.

Section 2.2 Termination. The rights and obligations of all the Parties hereunder will terminate upon the first to occur of: (i) the written agreement of all such Parties; (ii) the dissolution or liquidation of the Company; (iii) the termination of the Trust Agreement; (iv) the termination of the Supplementary Agreement; (v) the successful conclusion of the transfer process under Section 3 of the Supplementary Agreement; (vi) the notification by either Party or the Company of an order from the Peruvian Public Prosecutor, the General Attorney or any other governmental entity mandating the termination of this Agreement; and, (vii) for each Party, the date in which that Party, whether directly or indirectly, fails to own Common Shares (as such number may be adjusted for any stock dividend, subdivision, combination, recapitalization or other similar event). A Person who ceases to hold Shares will cease to be a Party and will have no further rights and obligations under this Agreement, except as provided herein or with respect to the rights and obligations that such Person may have hereunder against any other Party, or such Person may have with respect to a Party hereunder, by reason of such Party’s prior breach of this Agreement or otherwise.

ARTICLE III
MISCELLANEOUS

Section 3.1            Assignment.Except as otherwise expressly provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of each of the Parties.

Section 3.2            Notices.All notices, requests, claims, and other communications under this Agreement will be in writing and will be deemed to have been duly given (i) in the case of a facsimile or other electronic transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission, provided that a copy of the communication is also sent by overnight courier; (ii) in the case of delivery by an overnight carrier, upon the date of delivery indicated in the records of such carrier; or (iii) in the case of delivery by hand, when delivered by hand addressed to the respective Parties hereto at the addresses (or such other address for a Party hereto as will be specified by like notice) set forth in the signature pages hereof. Any Party may change its address by giving the other Parties written notice of its new address in the manner set forth herein. No notice by mail will be acceptable under this Section 3.2.

Section 3.3            Governing Law.This Agreement will be governed by and construed in accordance with the laws of Peru.

Section 3.4            Dispute Resolution.

a.                   Any and all disputes or controversies arising out of or in connection with this Agreement, its existence, validity, termination, or the breach thereof, as well as those relating to this arbitration clause, shall be settled by arbitration administered by the Center of Arbitration of the Lima Chamber of Commerce, and in accordance with its rules of arbitration and statutes. The venue of the arbitration will be Lima, Peru, and the arbitration shall be conducted in Spanish. The arbitration tribunal shall be constituted by three arbitrators. Each Party shall appoint one arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator who shall act as chairman of the arbitration tribunal.

b.                  If, for any reason, the intervention of the Peruvian courts was required, the Parties hereto irrevocably submit to the courts of the Distrito Judicial de Lima Cercado, waiving each Party its right to recourse to the judge of their respective domiciles or other applicable.

Section 3.5            Indemnification.

Upon default by any Party hereto in the performance of any of the obligations specified in Sections 1 and 2 to be performed by such Party, it shall pay the other Parties an amount equal to US$ 1’000,000 (to be distributed proportionately to the Parties pursuant to their equity interests in the Company) as a penalty for breach (the “Penalty”). Payment of the Penalty shall not release the breaching Party from, and shall be in addition to, its obligation to indemnify and hold the other Parties harmless form and against any and all losses and damages resulting from the default in the performance of its obligation.

Section 3.6            Remedies. Without limiting the rights of each Party to pursue all other legal and equitable rights available to such Party for the other Parties’ failure to perform their obligations under this Agreement, the Parties acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, will be entitled to specific performance (ejecución forzosa), injunctive relief or other equitable remedies, in addition to the Penalty and the indemnification provided in Section 3.5, in the event of any such failure without any requirement on the Party demanding such specific performance, injunctive relief or other equitable remedy to post a bond or any other surety.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of each of the dates written below.

[Signature page below]

Signature page of the SYNDICATION AGREEMENT dated as of July 2, 2021, by and among IG4 Capital and Mr. Alvarado

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By: ____________________________

Name: Roberto Mac Lean

Notices

Address: Apoquindo 4700, piso 10, Las Condes, Santiago, Chile

Attention: Mr. Pablo Kühlenthal

Email: pablo.kuhlenthal@ig4capital.com / contratos@ig4capital.com

Signature page of the SYNDICATION AGREEMENT dated as of July 2, 2021, by and among IG4 Capital and Mr. Alvarado

MARIO GERMÁN ÓSCAR ALVARADO PFLUCKER

By: ____________________________ Notices Address: Av. Santo Toribio 173, Edificio Real 8, Of. 602, San Isidro, Lima, Peru Attention: Mr. Mario Alvarado Pflucker Email: malvarado@map.com.pe

SCHEDULE A

DEFINITIONS

“Affiliate” means with respect to any Person: (i) any Person that Controls, is Controlled by, or is under common Control with such Person; (ii) any member, director, officer, partner, manager or employee of such Person or of any Person that is an Affiliate under clause (i) above; or (iii) (a) any member of the Immediate Family of such Person or of any Person that is an Affiliate under clause (i) or (ii) above, or his or her lineal descendants, (b) any trust established for the benefit of such Person or of any Person that is an Affiliate under clause (i) or (ii) above or of any Affiliate thereof, or (c) any executor (including albaceas) or administrator of the estate of such Person or of any Person that is an Affiliate under clause (i) or (ii) above.

“Common Shares” means the common shares of the Company.

“Company” means Aenza S.A.A. (previously, Graña y Montero S.A.A.), a sociedad anónima abierta incorporated and validly existing under the laws of Peru.

“Control” (including, with the correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as applied to any Person, is defined to mean the possession by another Person (whether directly or indirectly and whether by ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

“General Shareholders’ Meeting” means the Company’s general shareholders’ meeting.

“MA Shares Encumbrance” has the meaning specified in the Supplementary Agreement.

“Immediate Family” means an individual Person’s current spouse or former spouses, parents, grandparents, siblings, children, children’s spouses, grandchildren or grandchildren’s spouses, any other natural person who resides with that individual Person, or any trusts or estates (or other estate-planning vehicles) controlled by that individual Person for the exclusive benefit of any one or more of his or her Immediate Family.

“Offer” means the offer to acquire the full ownership of Shares through (i) an Oferta Pública de Adquisición pursuant to the Peruvian securities regulation, and (ii) a tender offer for the acquisition of securities listed in the United States of America pursuant to the U.S. securities regulation.

“Party” and “Parties” mean IG4 Capital and Mr. Alvarado individually and collectively, respectively.

“Penalty” has the meaning specified in Section 3.5.

“Person” means any natural person, corporation, sociedad, private company with limited liability, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Peru” means the Republic of Peru.

“Shares” means the Common Shares, any other shares in the capital stock of the Company, and securities or other instruments convertible or exchangeable into shares in the capital stock of the Company.

“Supplementary Agreement” means the supplementary agreement entered into as of July 2, 2021, between IG4 Capital and Mr. Alvarado.

“Trust Agreement” has the meaning specified in the Supplementary Agreement.

“U.S. Dollar” or “US$” means the legal currency of the United States of America.

[Remainder of page intentionally left blank]

Annex C

Schedule 3.3

The seizure over 56’177,955 Shares owned by GH has been released and accordingly, upon the registration of the release 56’177,955 Shares of GH will be free and clear of any lien or encumbrance prior to the Offer Notice Date and 61’349,148 Shares of GH will remain subject to the encumbrance described in Annex C.

For purposes of GH Holding Group Corp. and Mr. Hernando Alejandro Constancio Graña Acuña transferring Shares to the Trust:

•	Collaboration Agreement (Acuerdo de Colaboración Eficaz) by and between Mr. José Graña Miro Quesada and the Peruvian Public Prosecutor (Fiscalía) and the General Attorney (Procuradoría);

•	Collaboration Agreement (Acuerdo de Colaboración Eficaz) by and between Mr. Hernando Alejandro Constancio Graña Acuña and the Peruvian Public Prosecutor (Fiscalía) and the General Attorney (Procuradoría); and

Provided that pursuant to such Collaboration Agreements any seizure over Mr. José Graña Miro Quesada’s and/or Mr. Hernando Alejandro Constancio Graña Acuña’s Shares is released and the transfer of such Shares authorized.

If Mr. Mario Germán Óscar Alvarado Pflucker and the Peruvian Public Prosecutor (Fiscalía) and the General Attorney (Procuradoría) enter into a Collaboration Agreement (Acuerdo de Colaboración Eficaz), then the same terms and conditions applicable to Mr. José Graña Miro Quesada and Mr. Hernando Alejandro Constancio Graña Acuña in this TOSA shall apply to Mr. Mario Germán Óscar Alvarado Pflucker. ;